Exhibit 99.1

FOR RELEASE: New Hartford, NY, January 21, 2025 CONTACT: Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES PROPOSED OFFERING OF $100 MILLION OF CONVERTIBLE SENIOR NOTES
•	BLUE OWL TERM LOAN TO BE REPAID FROM OFFERING PROCEEDS

New Hartford, NY- January 21, 2025 -- PAR Technology Corporation (NYSE: PAR) (“Company” or “PAR”) announced today its intention to offer $100 million aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors.  The Company also expects to grant to the initial purchaser of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $15 million aggregate principal amount of Notes.

The Notes will be general unsecured obligations of the Company with interest payable semiannually.  The Notes will be convertible at the option of the holders, at any time prior to the close of business on the business day immediately preceding October 15, 2029 only under certain circumstances and during certain periods and, on or after October 15, 2029, at any time until the close of business on the business day immediately preceding the maturity date.  Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Notes will not be redeemable at the Company’s option prior to January 20, 2028.  The Company may redeem for cash, all or any portion of the Notes (subject to certain limitations on partial redemptions), at its option, on or after January 20, 2028, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period).  The final terms of the Notes, including the interest rate, initial conversion rate, the aggregate principal amount and certain other terms, will depend on market conditions at the time of pricing and will be determined by negotiations between the Company and the initial purchaser.

The Company intends to use the net proceeds from the Offering to repay in full the $90 million principal amount outstanding of the term loan under its credit agreement with Blue Owl Capital Corporation, as administrative agent and collateral agent (the “Blue Owl Term Loan”), among other parties, plus accrued interest and prepayment premium.

The Company intends to use the remaining net proceeds from the Offering (including any net proceeds from the sale of any additional Notes that may be sold should the initial purchaser exercise its option to purchase additional Notes) for general corporate purposes.  The Company may also use a portion of the proceeds to acquire or invest in companies, products, or technologies complementary to its business.

The Notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.  The Notes and any shares of the Company’s common stock issuable upon conversion of the Notes, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any shares of the Company’s common stock issuable upon conversion of the Notes, nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies and prospects.  Forward-looking statements are generally identified by words such as “believe,” “continue,” “could,” “expect,” “intend,” “may,” “should,” “will,” and similar expressions.  Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR’s control, which could cause PAR’s actual results to differ materially from those expressed in or implied by forward-looking statements, including statements regarding the intention to offer the Notes, the intended use of proceeds from the Offering (including the amount, terms, and timing of the proposed repayment of the Blue Owl Term Loan), and the expected terms of the Offering.  Risks and uncertainties that could cause or contribute to such differences include risks related to: whether the Company will consummate the Offering of the Notes on the expected terms, or at all; the potential impact of market and other general economic conditions; whether the Company will be able to satisfy the conditions required to close any sale of the Notes; the intended use of the proceeds of the Offering; and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of the Notes; as well as, but not exclusively, the risks and uncertainties discussed in PAR’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the Securities and Exchange Commission.  Forward-looking statements contained in this press release are based solely on the information known to PAR’s management and speak only as of the date of this press release.  PAR undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities law.

About PAR Technology Corporation

For over four decades, PAR Technology Corporation (NYSE: PAR) has been at the forefront of technology innovation in foodservice, helping businesses create exceptional guest experiences and connections.  PAR’s comprehensive suite of software and hardware solutions, including point-of-sale, digital ordering, loyalty, back-office management, and payments, serves a diverse range of hospitality and retail clients across more than 110 countries.  With its “Better Together” ethos, PAR continues to deliver unified solutions that drive customer engagement, efficiency, and growth, all to make it easier for PAR’s customers to manage their operations.